UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 2, 2009 (May 27, 2009)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
          Approval of New Form of Indemnification Agreement
          On May 27, 2009, the Board adopted a new form of indemnification agreement for the Company’s directors and officers and entered into the agreement with each officer and director, other than William H. Hastings, the Company’s President and Chief Executive Officer, who previously entered into an identical agreement with the Company dated February 2, 2009. A copy of the new indemnification agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Expansion of Our Board of Directors
          As previously disclosed in a current report filed on February 10, 2009, the Purchase Agreement (as defined below in Item 8.01 under the heading “Update on Strategic Investment”) between Magellan Petroleum Corporation (the “Company”) and its strategic investor, Young Energy Prize S.A. (“YEP”), requires the Company to take action to expand the size of its Board of Directors (the “Board”) to consist of seven (7) members, including two directors designated by YEP, effective upon the closing (the “Closing”) of the YEP equity investment transaction (the “Election Effective Date”).
          At a Board meeting held on May 27, 2009, the Company’s Board adopted resolutions: (a) conditionally amending the Company’s Bylaws to expand the size of the Board, as more fully described below under Item 5.03 hereof; and (b) conditionally electing Messrs. Nikolay Bogachev and J. Thomas Wilson to the Board as Class II directors, each to serve a term of office expiring at the Company’s 2011 Annual Meeting of Shareholders. If the Closing of the YEP equity investment transaction does not take place, the conditional expansion of the Board and the elections of Messrs. Bogachev and Wilson to the Board shall both be null and void and of no legal force or effect.
          Upon the Election Effective Date, each of Messrs. Bogachev and Wilson will be entitled to receive the compensation payable by the Company to each of its non-employee directors (see Item 8.01 below under the heading “Adoption of the Directors Compensation Policy and Share Ownership Guidelines”). In addition, each of Messrs. Bogachev and Wilson will enter into an indemnification agreement with the Company in the same form as Exhibit 10.1 attached hereto, as required by the Company’s Restated Certificate of Incorporation.
          As previously disclosed, under the Purchase Agreement with YEP, the Company intends at the Closing to enter into a three-year consulting agreement with Mr. Wilson on the following terms:

•	Mr. Wilson will provide management and geologic expertise and experience in support of the principal activities of the Company’s senior management, on an “as needed” non-substantial periodic basis;

•	Mr. Wilson will also be available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•	other than reimbursement of his reasonable out of pocket expenses in rendering such services, Mr. Wilson shall not receive cash compensation for his non-substantial periodic services. In the event that the Company requests Mr. Wilson to perform substantial services devoted to special projects, he shall receive cash compensation of $1,000 per day for such services; and

•	Mr. Wilson has been granted, as of February 2, 2009, non-qualified stock options to purchase 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share (with a corresponding reduction in the options granted to Mr. Hastings on December 11, 2008); of which options to acquire 262,500 shares will vest ratably based on the continued consulting services of Mr. Wilson over a three-year period and 125,000 shares will vest based on the same performance criteria as apply to the options granted by the Company to Mr. Hastings on December 11, 2008.
          Mr. Wilson’s option awards were expressly conditioned upon the Company’s shareholders approval of the amendment and restatement of the Company’s 1998 Stock Option Plan, which was approved by shareholders on May 27, 2009 (see the Company’s press release filed herewith as Exhibit 99.1). These option awards remain subject to the condition that the YEP equity investment transaction is completed at the Closing.
          As of the date hereof, neither of Messrs. Bogachev or Wilson have been named to any committees of the Board. However, on April 3, 2009, the Purchase Agreement was amended to provide that, following the Closing of the YEP equity financing transaction, for so long as Mr. Bogachev and Mr. Wilson are serving on the Board as designees of YEP, (a) Mr. Bogachev may elect to be designated as a member of the Board’s Audit Committee, provided that he meets the established requirements for members of such Committee and (b) Mr. Wilson may elect to be designated as a member of the Board’s Compensation Committee, provided that he meets the established requirements for members of such Committee.
          The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between either Mr. Bogachev or Mr. Wilson and any director or executive officer of the Company, (2) other than the requirements of the Purchase Agreement with YEP described in the first paragraph of this Item, there is no arrangement or understanding between Messrs. Bogachev and Wilson and any other person pursuant to which Messrs. Bogachev and Wilson were elected as directors of the Company, and (3) other than the Company’s planned consulting agreement with Mr. Wilson, there is no transaction between either Messrs. Bogachev or Mr. Wilson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          Amendments to Our Restated Certificate of Incorporation
          Under the Purchase Agreement, the Company agreed to seek shareholder approval to (1) repeal the “per capita” voting requirements of Article 12th and Article 14th of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”), which require that any matter to be voted upon at any meeting of shareholders must be approved, not only by a majority of the shares voted at such meeting, but also by a majority of the shareholders present in person or by proxy and entitled to vote thereon; and (2) repeal Article 13th of the Restated Certificate, which generally requires that certain business combinations with interested shareholders within a prescribed 3-year time period after a person becomes an interested shareholder must be approved by a 66 2/3rd % super-majority vote of the shares of the Company’s Common Stock and a 66 2/3rd % vote of the Company’s shareholders, subject to certain exceptions.
          At the Company’s Annual Meeting of Shareholders held on May 27, 2009 (the “Annual Meeting”), the Company’s shareholders voted to approve (a) an amendment to the Restated Certificate to repeal the “per capita” voting requirements of Article 12th and Article 14th of the Restated Certificate and (b) an amendment to the Restated Certificate to repeal the super-majority voting requirements of Article 13th.
          Upon the Closing of the YEP equity investment transaction, the Company will, in accordance with the requirements of Delaware law, file two amendments to its Restated Certificate with the Secretary of State of the State of Delaware implementing the repeal of the per capita voting provisions of Article 12th and Article 14th thereof and the repeal of the super-majority voting requirements of Article 13th thereof, both of which amendments will become effective as of December 31, 2009.
          Amendments of Our Bylaws
          Expansion of Our Board of Directors
          As described in Item 5.02 above, the Purchase Agreement with YEP requires the Company to take action to expand the size of its Board of Directors to consist of seven (7) members, including Messrs. Bogachev and Wilson, the two directors designated by YEP, effective upon the Closing of the YEP equity investment transaction.
          In order to make these additions to the Board, the Board on May 27, 2009 adopted resolutions that conditionally amended the Bylaws (with new text underlined and deleted text shown with strikeouts) as follows:
ARTICLE III —Board of Directors
SECTION 1. Election and Removal of Directors.
(a) Number, Election and Terms. The powers of the corporation shall be exercised by the board of directors, except such as are by law or by the Certificate of Incorporation or by the By-Laws of the corporation reserved to the stockholders. The board of directors shall consist of ~~five~~seven (~~5~~7) members, but such number may be altered from time to time by an amendment of these By-Laws. At the 1985 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1987 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1988 Annual Meeting of Stockholders, or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. Directors need not be stockholders.
          Should the YEP equity investment transaction not be completed, then the above amendment to Article III, Section 1 of the Bylaws and the increase in size of the Board from five (5) to seven (7) persons shall both be null and void and of no legal force or effect.
          Amendment of the Bylaws to Repeal the Per Capita Voting Provisions Thereof
          In addition to the changes to the Restated Certificate to repeal the per capita voting provisions thereof, which were approved by the Company’s shareholders at the Annual Meeting, there are several per capita voting provisions in the Company’s Bylaws that implement the per capita voting requirements of Article 12th and Article 14th of the Restated Certificate. These provisions relate to shareholder voting at shareholder meetings, removal of directors and amendments to the Bylaws, and were described under the heading “Proposal 2” of the Company’s definitive proxy statement dated April 20, 2009 for the Annual Meeting. In conjunction with the Closing of the YEP equity investment transaction, the Bylaws will be further amended to repeal these per capita voting provisions from the Company’s Bylaws, effective as of December 31, 2009.
Item 8.01 Other Events
          Update on Strategic Investment
          As previously disclosed in a current report filed on February 10, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated February 9, 2009, with YEP under which the Company agreed to sell, and YEP agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10,000,000. In addition, the Company agreed at the Closing of the purchase of the Shares to issue to YEP a stock purchase warrant (the “Warrant”) entitling YEP to purchase 4,347,826 additional shares (the “Warrant Shares”) of the Company’s Common Stock through warrant exercise at a per share price of $1.20.
          On April 3, 2009, the Company and YEP amended the Purchase Agreement to, among other things, extend the outside termination date for the Closing of YEP’s equity investment from April 30, 2009 to June 30, 2009, in order to complete the YEP equity investment transaction. The amendment also provides that, if YEP completes the purchase of certain shares of the Company’s Common Stock held by two Company shareholders, then the exercise price payable by YEP for the Warrant Shares shall be reduced from $1.20 to $1.15 per share.
          At the Annual Meeting, the Company’s shareholders voted to approve the issuance of Common Stock to YEP pursuant to the Purchase Agreement. The Company now expects, subject to the satisfaction of the other conditions to Closing contained in the Purchase Agreement, to complete the YEP equity investment on or before June 30, 2009.
          Company Press Release
          On May 28, 2009, the Company issued a press release announcing the voting results of shareholders at the Annual Meeting. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.
          Annual Meeting Presentations to Shareholders
          At the Annual Meeting, Robert Mollah, a director of the Company and Chairman of the Board of Magellan Petroleum Australia Limited, the Company’s wholly-owned subsidiary (“MPAL”), made a powerpoint slide presentation about MPAL’s operations and results during the year ended June 30, 2008. In addition, Mr. Hastings, the Company’s President and CEO, made a slide presentation to shareholders about his background, the Company’s planned operations and strategic objectives and plans.
          Copies of these two Annual Meeting slide presentations are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are hereby incorporated by reference. The Company has posted copies of these slide presentations on its corporate website, www.magpet.com.
           Adoption of the Directors Compensation Policy and Share Ownership Guidelines
     At a meeting of the Board held on May 27, 2009, the Board adopted a revised compensation policy for the non-employee directors of the Board. The changes reflect the results of the Committee’s compensation study undertaken in 2008. The new compensation amounts for the Company’s non-employee directors are set forth in the table below, and will become effective as of July 1, 2009.

Compensation Type	Current Amount	New Amount
Annual Board Member Cash Retainer	$40,000	$35,000
Annual Stock Award	$0	$35,000	(1)
Chairman of the Board, cash fee	$15,000	$25,000
Chairman of the Audit Committee, cash fee	$7,500	$16,000
Chairman of the Compensation Committee, cash fee	$0	$8,000

Compensation Type	Current Amount	New Amount
Member of the Audit Committee, cash fee	$0	$10,000
Member of the Compensation Committee, cash fee	$0	$8,000

(1)	The Board approved a policy whereby each non-employee director may receive an award of shares of Common Stock under Section 9 of the Stock Incentive Plan (described below) with a value equal to $35,000, with the determination of the exact number of shares to be made on July 1st each year. The number of shares for each director award pursuant to Section 9, however, will be subject to a maximum annual cap of 15,000 shares. Any difference between the value of the equity award shares and $35,000 will be added back to the amount of the Board Member Cash Retainer paid each year. Each year, directors will be permitted to sell up to 25% of the awarded shares to meet tax obligations.
          Under the Company’s medical reimbursement plan for all non-employee directors, the Company reimburses certain directors the cost of their medical premiums, up to $500 per month (or $6,000 per year). During fiscal year 2008, the cost of this reimbursement plan was $23,964. The Board authorized the increase of this reimbursement amount to $750 per month (or $9,000 per year), effective as of July 1, 2009.
          MPAL Board Fees
          The Board is also considering reducing the current levels of cash compensation paid by MPAL to non-employee directors of the Company who also serve on the Board of Directors of MPAL. The Board of Directors of MPAL intends in the near future to formally consider what changes, if any, will be made to the compensation policy for the directors of MPAL.
          Share Ownership Guidelines
          In conjunction with the revised compensation policy for non-employee directors, the Board also adopted share ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director will be required to own a minimum of 100,000 shares of the Company’s Common Stock. For current directors and the YEP director designees, the guidelines must be satisfied by July 1, 2013. Shares purchased in the open market and shares received by directors as annual equity awards under Section 9 of the Stock Incentive Plan may be credited to the satisfaction of the ownership guideline.
          Amendment of Section 9 of the Stock Incentive Plan
          At the Annual Meeting, the Company’s shareholders approved the share replenishment for, and the amendment and restatement of, the Company’s 1998 Stock Option Plan, and renamed the Plan the “1998 Stock Incentive Plan.”
          On May 27, 2009, the Board adopted resolutions to amend the Company’s 1998 Stock Incentive Plan to delete Section 9 of the Stock Incentive Plan in its entirety and replace it with the following new section 9.

          9. Stock Awards to Non-Employee Directors.
The Committee may, in its discretion each year, beginning on July 1, 2009 and on each July 1st thereafter during the term of the Plan, grant to each person then serving as a non-employee director of the Company an award of Stock. No annual Stock Awards pursuant to this Section 9, however, will be made prior to stockholder approval of the Plan. For purposes of this Section 9, the term “non-employee director” shall mean any member of the Company’s Board, as of the close of business on the Grant Date of any Stock Award hereunder, who is not an employee of the Company or any Subsidiary or Affiliate.
          This amendment to the Stock Incentive Plan relates to the adoption of the new compensation policy for the Company’s non-employee directors described above and takes effect immediately. The Company intends to file a complete, amended and restated version of the Stock Incentive Plan as an exhibit to its annual report on Form 10-K for the fiscal year ending June 30, 2009.
          Adoption of Compensation Committee Charter
          On May 27, 2009, the Compensation Committee of the Board recommended to the Board, and the full Board approved, the adoption of a written charter for the Compensation Committee.
          A copy of the Committee’s Charter is attached hereto as Exhibit 99.4 and is hereby incorporated by reference. The Company will post a copy of the Compensation Committee’s Charter on its corporate website, www.magpet.com in the near future.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

10.1	Form of Indemnification Agreement for Directors and Officers.

99.1	Company press release, dated May 28, 2009.

99.2	MPAL Slide Presentation to Shareholders at the Annual Meeting, May 27, 2009.

99.3	President/CEO Slide Presentation to Shareholders at the Annual Meeting, May 27, 2009.

99.4	Compensation Committee Charter, adopted on May 27, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: June 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers.

99.1	Company press release, dated May 28, 2009.

99.2	MPAL Slide Presentation to Shareholders at the Annual Meeting, May 27, 2009.

99.3	President/CEO Slide Presentation to Shareholders at the Annual Meeting, May 27, 2009.

99.4	Compensation Committee Charter, adopted on May 27, 2009.